Exhibit 99
[SPARTECH LOGO]
SPARTECH CORPORATION




Company Contacts:
Bradley B. Buechler           Randy C. Martin
Chairman, President and       Executive Vice President and
Chief Executive Officer       Chief Financial Officer
(314) 721-4242                (314) 721-4242

For Immediate Release
Thursday, March 4, 2004

                      SPARTECH CORPORATION ANNOUNCES
          FIRST QUARTER FISCAL 2004 SALES AND EARNINGS INCREASES
                          _______________________

First Quarter Highlights:
   Net sales increased by 13% to $241.5 million
   Operating earnings were up 19% to $18.8 million
   Interest expense increased by a modest 4% to $6.3 million
   Net earnings increased by 25% to $7.7 million
   Earnings per diluted share was $.26 vs. $.21 per share last year


 Financial Summary (Unaudited)
 (Dollars in thousands, except per share data)
                                                               Quarter Ended                 %
                                                       01/31/04         02/01/03        Change
OPERATING RESULTS
  Net Sales                                            $241,463        $213,700           13%
  Operating Earnings                                   $ 18,799       $  15,743           19%
  Net Earnings                                       $    7,706      $    6,158           25%
  Earnings Per Share:
    Basic                                           $      0.26     $      0.21           24%
    Diluted                                           $    0.26     $      0.21           24%
PERFORMANCE RATIOS
  Operating Earnings Per Pound Sold                        $0.59          $0.55
  Operating Return on Net Sales                              7.8%           7.4%
  Total Debt to Total Debt and Equity                       54.7%          57.7%
  Return on Average Equity                                   9.5%           8.4%

" We are pleased to report that our first quarter produced substantially improved results over the similar three-month period last year, and recent economic news, coupled with our record first quarter 43 new product transformation registrations, points toward a continuation of this trend through the balance of 2004."
 - Bradley B. Buechler, Chairman, President and Chief Executive Officer -

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FIRST QUARTER 2004 EARNINGS
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                      SPARTECH CORPORATION ANNOUNCES

          FIRST QUARTER FISCAL 2004 SALES AND EARNINGS INCREASES


     ST. LOUIS, March 4, 2004 - Spartech Corporation (NYSE:SEH) announced today increases in both sales and earnings for its first quarter ended January 31, 2004.

     Spartech's Chairman, President and CEO, Bradley B. Buechler, reported that sales for the first three months of fiscal 2004 were $241.5 million, a 13% increase from the Company's first quarter sales last year of $213.7 million. In addition, the Company's fiscal 2004 first quarter operating earnings rose to $18.8 million or 19% greater than the $15.7 million reported for the same quarter last year. These sales and operating results produced first quarter net earnings of $7.7 million or $.26 per diluted share, compared to $6.2 million, or $.21 per diluted share generated in last year's first quarter.

     Commenting on the results, Mr. Buechler stated, "We are pleased to report that our first quarter produced substantially improved results over the similar three-month period last year, and recent economic news, coupled with our record first quarter 43 new product transformation registrations, points toward a continuation of this trend through the balance of 2004. Volume shipped during the quarter totaled just over 317 million pounds, representing record first quarter volume for us and exceeding our prior year's similar period volume by 10%. First quarter fiscal 2004 net earnings, though not a record, also rebounded favorably compared to last year, producing a 25% increase in net earnings as capacity utilization rate increases and 2003 conversion cost reductions began to take hold."

SEGMENT RESULTS
  Custom Sheet & Rollstock - Our Custom Sheet & Rollstock segment reported strong sales during the first quarter of 2004, principally due to a combination of rebounds in the transportation and building & construction markets we serve and new volume from our 2003 acquisitions of PEP and TriEnda. And more importantly, the group's operating margin improved modestly to 9.4%, with our focused conversion cost reduction efforts beginning to pay off, as evidenced by the segment's gross margin increase of more than one-half of a percentage point during the quarter. The group's capacity utilization rate grew each month during the period, which bodes well for the segment's second quarter.

     (In Millions)
                                First Quarter
                            2004        2003

Net Sales                    $160.1       $139.8
Operating Earnings          $  15.1      $  12.6

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  Color & Specialty Compounds - Our Color & Specialty Compounds segment saw reasonably solid orders from/sales to most markets served, with the exception of consumer electronics where the group's largest consumer products customer lost a portion of its business during fiscal 2003. This loss, which has its most significant impact when comparing the first quarter 2004 to the prior year similar period, all but offset the segment's solid gains in most other markets. The margin loss from this customer.approximately $.9 million or 1.3% of sales.offset a large part of the improvements in several other areas and resulted in a modest (.6%) decline in operating margin for the segment. Our late 2003 Creating Positive Change efforts have just started to positively effect our production efficiencies within the group and should help improve margins as the year progresses.

     (In Millions)
                                     First Quarter
                                     2004       2003

          Net Sales                $  66.5      $  59.9

          Operating Earnings      $    5.6     $    5.4

  Molded & Profile Products - Our Molded & Profile Products segment produced some solid increases in both sales (6%) and operating earnings ($.7 million) in the first quarter. Operating margin for the group experienced a nice rebound (3.9% to 8.3%) as volume improvement, notably in our custom molded wheels unit, coupled with focused cost reductions, produced some excellent results for this segment in the first quarter of 2004.

     (In Millions)
                                     First Quarter
                                   2004      2003

          Net Sales             $  14.8  $  14.0

          Operating Earnings    $    1.2 $    .5

     Finally, Mr. Buechler stated, "As we move forward to our second quarter, we continue to see signs that our economy is improving.larger order sizes and more requests for quotes. We are also seeing an increase in acquisition candidates coming to market. And in light of British Vita's recent sale of its remaining ownership position in Spartech, we have expanded our geographic reach for acquisitions as we begin our efforts to become a more global company. Based upon all of the above, we currently believe that Spartech should generate year-over-year improved earnings results in each quarter during the remainder of fiscal 2004. Our current guidance for the full fiscal 2004 is $1.38-$1.43 earnings per diluted share, after factoring in the recent common stock offering, but before any additional acquisitions. Reconciling this to our previous guidance of $1.42-$1.47 per share.issued before our recent equity offering which generated proceeds for the Company of approximately $61 million.this current guidance considers an 8 cents per share reduction for dilution from the offering and a 3-4 cents per share increase due to our improved first quarter performance and a better outlook for the balance of the year. Once again, this guidance does not give any positive effect for acquisitions likely to be made later this year."
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SPARTECH CORPORATION
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     Spartech Corporation is a leading producer of engineered thermoplastic materials, polymeric compounds, and molded & profile products, which has 47 facilities located throughout the United States, Canada, Mexico, and Europe, with annual production and sales in its recently completed fiscal year of more than 1.2 billion pounds and $950 million, respectively.

Safe Harbor For Forward-Looking Statements
     Statements contained herein which are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 which are intended to be covered by the safe harbors created thereby. For a summary of important facts, which could cause the Company's actual results to differ materially from those included in, or inferred by, the forward-looking statements, refer to the Company's Form 10-K for the fiscal year ended November 1, 2003, which is on file with the Securities and Exchange Commission.






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                           SPARTECH CORPORATION
                 (In Thousands, Except Per Share Amounts)

                                      Three Months Ended
                                         (Unaudited)
                                      Jan. 31,     Feb. 1,  Percent
                                       2004        2003     Change
Operating Results

Net Sales                             $241,463     $213,700   13%

Operating Earnings                   $  18,799    $  15,743   19%

Interest                            $    6,330   $    6,106
                                                               4%

Income Tax Provision                $    4,763   $    3,479   37%

Net Earnings                        $    7,706   $    6,158   25%

Earnings Per Common Share-Diluted    $     .26     $    .21   24%

Weighted Average Common
   Shares Outstanding-Diluted           29,785       29,503    1%





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                           SPARTECH CORPORATION
                         (In Thousands, Unaudited)


                                       As Of
                               Jan. 31,     Nov. 1,      Percent
                                 2004         2003        Change
Select Balance Sheet Data

Receivables, net              $147,069    $ 149,546      (   2%)
Inventories                   $113,874    $  99,671          14%
Property, Plant and           $283,601    $283,924            -%
Equipment, net
Accounts Payable & Accrued    $122,878    $132,764       (   7%)
Liabilities
Total Debt                    $397,676    $383,819            4%

Shareholders' Equity          $328,780    $322,358            2%


                                      Three Months Ended
                                         (Unaudited)
                                      Jan. 31,         Feb. 1,
                                       2004             2003
Select Cash Flow Information

Cash Flow From Operations          $  (3,268)        $   (1,105)
Capital Expenditures               $   5,231         $    4,589
Depreciation & Amortization        $   8,335         $    7,714
Borrowings of Long-Term Debt,
   Excluding Acquisitions          $ (10,244)        $   (8,659)
Dividends on Common Stock          $   3,229         $    2,925
Treasury Stock Acquired,
   Net of Option (Proceeds)        $  (1,746)        $    1,185